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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) September 1, 1998
                                                        -----------------

                                 RENT-WAY, INC.
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             (Exact name of registrant as specified in its charter)

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
         Pennsylvania                                0-22026                          25-1407782
-------------------------------             ------------------------       ---------------------------------
(State or other jurisdiction of             (Commission File Number)       (IRS Employer Identification No.)
        incorporation)

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One Rent-Way Place, Erie, Pennsylvania                              16505
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(Address of principal executive offices)                          (Zip Code)


                                 (814)555-5378
                                 -------------
              (Registrant's telephone number, including area code)

                                 Not applicable
         (Former name or former address, if changed since last report)

                       This document consists of 3 pages

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Item 5.    Other Events
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     On September 1, 1998, the Registrant executed an Agreement and Plan of
Merger, dated as of September 1, 1998 (the "Merger Agreement"), between the Registrant and Home Choice Holdings, Inc., a Delaware corporation ("Home Choice"), pursuant to which, among other things, (a) Home Choice will merge with and into the Registrant, (b) the Registrant will be the surviving corporation in the merger, and (c) each stockholder of Home Choice will be entitled to receive
0.588 shares of the Registrant's common stock in exchange for each outstanding share of Home Choice's common stock.

     For further information concerning the merger, see Exhibit 99.1 hereto, the Joint Press Release by the Registrant and Home Choice dated September 2, 1998 announcing the execution of the Agreement and Plan of Merger between the Registrant and Home Choice, which is incorporated herein by reference.

Item 7.    Financial Statements and Exhibits
           ---------------------------------

    (c)    Exhibits.

Exhibit No.    Description
-----------    -----------

 99.1       -  Joint Press Release dated September 2, 1998, announcing the execution of the Agreement and Plan of Merger between the Registrant and Home Choice.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                     HOME CHOICE HOLDINGS, INC.
                                     (Registrant)




Date: September 11, 1998             By: /s/ JEFFREY A. CONWAY
                                        ----------------------------------
                                         Jeffrey A. Conway
                                         Chief Financial Officer






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